EXHIBIT 23.2

Consent of Bierwolf, Nilson & Associates

Independent Auditors

We have issued our report dated April 11, 2002, on the financial statements of Provectus Pharmaceutical, Inc., for the year ended December 31, 2001, and hereby consent to the incorporation by reference to such report in a Registration Statement on Form S-8. We also hereby consent to the reference to this firm under "Experts" in this Registration Statement.

/s/ Bierwolf, Nilson & Associates

Bierwolf, Nilson & Associates

Salt Lake City, Utah

April 24, 2002